Exhibit 10.28
THIRD AMENDMENT TO AGREEMENT OF LEASE
     AGREEMENT made as of the 18th day of January, 2007, by and between COMMERCE PARK REALTY, LLC, a Connecticut limited liability company having an address at 7 Finance Drive, Danbury, Connecticut 06810 (“Lessor”) and ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation having an address at 7 Commerce Drive, Danbury, Connecticut 06810 (“Lessee”).
RECITALS
     A. Lessee has leased certain land and improvements known as 7 Commerce Drive, Danbury, Connecticut (the “Leased Premises"), pursuant to a lease dated December 23, 1994 between Melvyn J. Powers and Mary P. Powers, d/b/a M&M Realty, as original lessor, and Lessee, as lessee (the “Original Lease"), as amended by First Amendment To Agreement Of Lease between Lessor and Lessee dated as of November 22, 2000 (the “First Amendment"), as further amended by Second Amendment To Agreement Of Lease between Lessor and Lessee dated as of March 24, 2003 (the “Second Amendment"; collectively with the Original Lease and the First Amendment referred to herein as the “Lease”).
     B. Lessee has requested that Lessor agree to extend the initial term of the Lease for eighteen (18) months.
     C. As a condition to granting its consent to Lessee’s request, Lessor requires that the Lease be modified in accordance with the terms of this Agreement.
     D. In consideration of the foregoing, and for One Dollar ($1.00) and other valuable consideration received by each to their satisfaction, Lessor and Lessee hereby agree as follows:
AGREEMENT
     1. The initial term of the Lease is hereby extended for a period of eighteen (18) months, so that it ends on December 31, 2009. All references in the Lease to the “Term” shall mean the period commencing on the Commencement Date and ending on December 31, 2009. The current annual Fixed Rent of $485,702.76 shall be payable for the remainder of the Term, as extended hereby.
     2. Due to the extension of the Term to December 31, 2009, the First Renewal Term shall commence on January 1, 2010 and terminate on December 31, 2014, and the parties hereby agree that the Second Renewal Term shall commence on January 1, 2015 and extend for a period of sixty (60) months, so that it terminates on December 31, 2019.
     3. Except as specifically modified hereby, all of the terms and conditions of the Lease remain in full force and effect.

     4. All capitalized terms used, but not defined herein, shall have the definitions attributed thereto in the Lease.
     5. This Agreement shall be binding upon, and inure to the benefit of, Lessor and Lessee and their respective successors, heirs and assigns.
     6. This Agreement shall be construed in accordance with the laws of the State of Connecticut.
     7. This Agreement may not be changed or modified, in whole or in part, except by written instrument executed by the party against whom enforcement of such change or modification is sought.
     IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the day and date first above written.

LESSOR: COMMERCE PARK REALTY, LLC
By:	Commerce Park Management Company
Its Manager
By: _____________________________ Melvyn J. Powers Its President

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LESSEE: ADVANCED TECHNOLOGY MATERIALS, INC.
By:	_______________________________
	Name:	Daniel P. Sharkey
Its Vice President and Chief Financial Officer

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